CURRENT REPORT FOR ISSUERS SUBJECT TO THE1934
ACT REPORTING REQUIREMENTS

FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 2, 2003
Date of Report
(Date of Earliest Event Reported)

TANGO INCORPORATED
(Exact name of registrant as specified in its charter)

Florida		98-019822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18055 A NE SAN RAFAEL STREET PORTLAND, OREGON 97230
(Address of Principal Executive Offices including zip code)

(503) 492-1500
(Registrant’s telephone number, including area code)

ITEM 4. Changes in Registrant’s Certifying Accountant

The firm of Morgan and Company, Vancouver, British Columbia had been retained by Tango Incorporated (“Tango”) to perform auditing tasks for Tango. Since substantially all of the Tango’s assets and operations became located in the USA, as result of Tango’s acquisition of Pacific Print Works LLC., Morgan and Company was no longer able to render an audit opinion on Tango consolidated financial statements, therefore, Tango’s Board of Directors accepted the resignation of Morgan and Company and replaces them on that same date October 27, 2003 with the firm of Berkovits, Largo & Company, LLP, 8211 West Broward Blvd., Plantation, Florida 33324. During the two most recent fiscal years, Morgan and Company had not prepared a financial statement containing an adverse opinion, disclaimer of opinion, modification or qualification regarding Tango, and Morgan and Company had not disagreed with Tango on any substantial issues. None of the events listed in Regulation S-K Item 304(a)(1)(v) occurred during the two most recent fiscal years.

ITEM 7. Exhibits

     Exhibit 16.          Letter from MORGAN & COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tango Incorporated

By: /s/ Todd Violette
              Todd Violette, Director

By: /s/ Sameer Hirji
             Sameer Hirji, Director

Dated: December 2, 2003